UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

On July 23, 2013, SL Technology, Inc. (“SLTI”), a corporation wholly-owned by the Registrant, and Soy Labs, LLC (“Soy Labs”) entered into a Technology License Agreement (the “License Agreement”) pursuant to which Soy Labs granted SLTI an exclusive license for the intellectual property of Soy Labs LLC related to the nutritional ingredient lunasin and other soy-related peptides and proteins. The license covers an issued patent and several patent applications related to lunasin and soy-related peptides, proprietary information and manufacturing processes of Soy Labs.

Under the terms of the License Agreement, SLTI will pay Soy Labs $1.15 million within ten days of July 23, 2013 and an additional $850,000 payable over five years as follows: $150,000 for year two, $200,000 for year three, and $250,000 per year in years four and five. STLI will pay a royalty of 5% on all lunasin and other related product sales over specified sales levels for the first five years, 3% in years six and seven and 1% for year eight and each year thereafter through the life of U.S. Patent 7,731,995 B2. The License Agreement provides for royalties on sales in excess of $3 million per year for years one and two, $4 million for year three, and $5 million per year for years four and five. The License Agreement also provides for a minimum royalty amount due of $10,000 in year six and thereafter and a maximum royalty amount due in year eight and thereafter of $250,000.

In connection with the License Agreement, on July 23, 2013, the Registrant, SLTI, Soy Labs and 1Soy, Inc. entered into an Agreement pursuant to which the Registrant guaranteed SLTI’s performance under the agreement, excluding SLTI’s obligation to use reasonable commercial efforts to market the products covered by the License Agreement. In addition, the Registrant and SLTI were granted the right to hire Soy Labs staff and agreed, subject to certain conditions, to purchase all of its requirements of lunasin from SLTI and soy flour from Soy Labs for the first five years following the effective date of the Agreement.

The transactions, License Agreement and Agreement were authorized and approved by the Board of Directors of the Registrant on July 15, 2013.

A copy of the Technology License Agreement and Agreement is filed herewith as Exhibits 10.1 and 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on July 25, 2013.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Technology License Agreement by and between SL Technology, Inc. and Soy Labs, LLC dated July 23, 2013.

10.2	Agreement by and among Reliv International, Inc., SL Technology, Inc., Soy Labs, LLC and 1Soy, Inc. dated July 23, 2013.

99	Press Release dated July 24, 2013 captioned: “Reliv Acquires Exclusive Rights to ‘Superfood’ Lunasin.”

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